EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-160043) and the Registration Statements on Form S-8 (No. 333-170317, 333-156105, 333-154312, 333-153586) of Discovery Communications, Inc. of our report dated February 18, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, VA
February 18, 2011